UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 28, 2013

                                BOOKS-A-MILLION, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNo.)

402 Industrial Lane
Birmingham, Alabama 35211
(Address of Principal Executive Offices, including Zip Code)

(205) 942-3737
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Summarized below are descriptions of the matters voted on at the Annual Meeting of Stockholders of Books-A-Million, Inc. (the “Company”) held on May 28, 2013 (the “Annual Meeting”) and the final results of such voting:

Proposal 1 – Election of Directors.  The stockholders elected the nominee to serve a three-year term expiring at the 2016 annual meeting of stockholders.  The nominee has not previously been a director of the Company.  The voting for the director at the Annual Meeting was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Edward W. Wilhelm	8,159,419	219,331	3,295,438
Proposal 2 – Advisory Vote on Executive Compensation.  The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2013 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.  The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
7,325,616	182,143	870,991	3,295,438

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm.  The stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2014.  The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain
11,553,295	113,069	7,824

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ R. Todd Noden
R. Todd Noden Chief Financial Officer

Dated: May 28, 2013